                                                                    Exhibit 10.3

                                $1,250,000,000



                          REVOLVING CREDIT AGREEMENT



                                  dated as of



                               __________, 2000

                                     among

                                TyCom Ltd. and

                 the Eligible Subsidiaries Referred to Herein,

                                 as Borrowers

                                      and

                           Tyco International Ltd.,

                                   as Lender

                                TABLE OF CONTENTS

                                 --------------

                                                                        Page
                                                                        ----
ARTICLE 1
     Definitions
Section 1.01.  Definitions................................................ 1
Section 1.02.  Accounting Terms and Determinations........................11

ARTICLE 2
     The Credit
Section 2.01.  The Commitment.............................................11
Section 2.02.  The Notes..................................................11
Section 2.03.  Timing of Disbursements....................................11
Section 2.04.  Maturity of Advances.......................................11
Section 2.05.  Interest...................................................12
Section 2.06.  Optional Prepayments.......................................12
Section 2.07.  Payments...................................................12
Section 2.08.  Commitment Fee.............................................12
Section 2.09.  Optional Termination or Reduction of Commitment............12
Section 2.10.  Scheduled Termination or Commitment........................12
Section 2.11.  Judgment Currency..........................................13
Section 2.12.  Designation of Subsidiary as a Borrower; Termination of
     Designation..........................................................13
Section 2.13.  Foreign Subsidiary Costs...................................13

ARTICLE 3
     Conditions
Section 3.01.  Effectiveness..............................................14
Section 3.02.  Advances...................................................14
Section 3.03.  First Borrowing by Each Eligible Subsidiary................15

ARTICLE 4
     Representations and Warranties of TyCom
Section 4.01.  Corporate Existence and Power..............................15
Section 4.02.  Corporate and Governmental Authorization; No
     Contravention........................................................16
Section 4.03.  Binding Effect.............................................16
Section 4.04.  Financial and Other Information............................16
Section 4.05.  Litigation.................................................16
Section 4.06.  Compliance with ERISA......................................16

                                                                       Page
                                                                       ----

Section 4.07.  Environmental Matters.....................................17
Section 4.08.  Taxes.....................................................17
Section 4.09.  Subsidiaries..............................................18
Section 4.10.  Not an Investment Company.................................18
Section 4.11.  Obligations to Be Pari Passu..............................18

ARTICLE 5
     Representations and Warranties of Eligible Subsidiaries
Section 5.01.  Corporate Existence and Power.............................18
Section 5.02.  Corporate and Governmental Authorization;
     Contravention.......................................................18
Section 5.03.  Binding Effect............................................19
Section 5.04.  Taxes.....................................................19

ARTICLE 6
     Covenants
Section 6.01.  Information...............................................19
Section 6.02.  Payment of Obligations....................................21
Section 6.03.  Maintenance of Property; Insurance........................21
Section 6.04.  Conduct of Business and Maintenance of Existence..........22
Section 6.05.  Compliance with Laws......................................22
Section 6.06.  Inspection of Property, Books and Records;
     Confidentiality.....................................................23
Section 6.07.  Limitation on Restrictions on Subsidiary Dividends and
     Other Distributions.................................................24
Section 6.08.  Debt......................................................26
Section 6.09.  Fixed Charge Coverage.....................................26
Section 6.10.  Negative Pledge...........................................26
Section 6.11.  Consolidations, Mergers and Sales of Assets...............28
Section 6.12.  Transactions with Affiliates..............................29
Section 6.13.  Restricted Payments.......................................30
Section 6.14.  Use of Proceeds...........................................31

ARTICLE 7
     Defaults
Section 7.01.  Events of Default.........................................31

ARTICLE 8
     Guaranty
Section 8.01.  The Guaranty..............................................34

                                       ii
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                                                                            Page
                                                                            ----

Section 8.02.  Guaranty Unconditional.........................................34
Section 8.03.  Discharge Only Upon Payment In Full; Reinstatement In
     Certain Circumstances....................................................35
Section 8.04.  Waiver by TyCom................................................36
Section 8.05.  Subrogation....................................................36
Section 8.06.  Stay of Acceleration...........................................36

ARTICLE 9
     Miscellaneous
Section 9.01.  Notices........................................................36
Section 9.02.  No Waivers.....................................................37
Section 9.03.  Expenses; Indemnification......................................37
Section 9.04.  Amendments and Waivers.........................................37
Section 9.05.  Successors and Assigns.........................................37
Section 9.06.  Severability...................................................38
Section 9.07.  Governing Law..................................................38
Section 9.08.  Judicial Proceedings...........................................38
Section 9.09.  Counterparts; Integration......................................38

                                   EXHIBITS

        Exhibit A - The Note
        Exhibit B - Form of Opinion of Chief Corporate Counsel of Borrower Exhibit C - Form of Opinion of Special Counsel for Borrower Exhibit D - Form of Election to Participate
        Exhibit E - Form of Election to Terminate
        Exhibit F - Form of Opinion of Counsel for an Eligible Subsidiary Exhibit G - Form of Assignment and Assumption Agreement

          AGREEMENT dated as of _____, 2000 among TYCOM LTD., the ELIGIBLE SUBSIDIARIES referred to herein and TYCO INTERNATIONAL
LTD.

          The parties hereto agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "Acquired Debt" means Debt of a Person (a) existing at the time such Person becomes a Subsidiary or merges into a Subsidiary and (b) not created in contemplation of such event.

          "Advance" means an advance by Lender to any Borrower under Section
2.01.

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls TyCom (a "Controlling Person") or (ii) any Person (other than a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Assignee" has the meaning set forth in Section 9.05(b).

          "Bermuda Companies Law" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to Borrower.

          "Borrower" means TyCom or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing. When used in connection with a specific Advance, the term "Borrower" means Borrower (or proposed borrower) of such Advance. As the context may require, the terms "Borrower" and "Borrowers" include TyCom in its capacity as guarantor of the obligations of Eligible Subsidiaries hereunder.

        "Commitment" means the amount of $1,250,000,000, as such amount may be reduced from time to time pursuant to Section 2.09, or the obligation of Lender to make Advances hereunder in an aggregate principal amount at no time exceeding such amount, as the context may require.

        "Consents" has the meaning set forth in Section 4.01.

        "Consolidated Assets" means, at any time, the total assets of TyCom and its Consolidated Subsidiaries, determined on a consolidated basis as of such time.

        "Consolidated Debt" means, at any date, the aggregate amount of Debt of TyCom and its Consolidated Subsidiaries, determined on a consolidated basis as of such date; provided that (i) if a Permitted Receivables Transaction is outstanding at such date and is accounted for as a sale of accounts receivable under generally accepted accounting principles, Consolidated Debt determined as aforesaid shall be adjusted to include the additional Debt, determined on a consolidated basis as of such date, which would have been outstanding at such date had such Permitted Receivables Transaction been accounted for as a borrowing at such date and (ii) Consolidated Debt shall in any event include all Debt of any Person other than TyCom or a Consolidated Subsidiary which is Guaranteed by TyCom or a Consolidated Subsidiary, except that Consolidated Debt shall not include Debt of a joint venture, partnership or similar entity which is Guaranteed by TyCom or a Consolidated Subsidiary by virtue of the joint venture, partnership or similar arrangement with respect to such entity or by operation of applicable law (and not otherwise) so long as the aggregate outstanding principal amount of such excluded Debt at any date does not exceed $5,000,000.

        "Consolidated EBIT" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense and (ii) federal, state and local income tax expense.

        "Consolidated Finance Liabilities" means, at any time, the sum of Consolidated Debt at such time plus eight times Consolidated Rental expense for the period of four consecutive fiscal quarters of TyCom then most recently ended.

        "Consolidated Fixed Charges" means, for any fiscal period, the sum of Consolidated Interest Expense plus Consolidated Rental Expense for such fiscal period.

        "Consolidated Interest Expense" means, for any fiscal period, (without duplication) (i) the consolidated interest expense of TyCom and its Consolidated Subsidiaries for such period, plus (ii) if a Permitted Receivables Transaction outstanding during such period is accounted for as a sale of accounts receivable under generally accepted accounting principles, the additional consolidated interest expense that would have accrued during such period had such Permitted Receivables Transaction been accounted for as a borrowing during such period, in each case determined on a consolidated basis.

        "Consolidated Net Income" means, for any fiscal period, the consolidated net income of TyCom and its Consolidated Subsidiaries for such period, determined on a consolidated basis after eliminating therefrom all Extraordinary Gains and Losses. "Extraordinary Gains and Losses" means and includes, for any fiscal period, all extraordinary gains and losses and all other material non-recurring non-cash items of TyCom and its Consolidated Subsidiaries for such period, determined on a consolidated basis and, in addition, includes, without limitation, gains or losses from the discontinuance of operations and gains or losses of TyCom and its Consolidated Subsidiaries for such period resulting from the sale, conversion or other disposition of material assets of TyCom and its Consolidated Subsidiaries other than in the ordinary course of business.

        "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of TyCom and its Consolidated Subsidiaries, determined on a consolidated basis as of such date and adjusted so as to exclude the effect of the currency translation adjustment as of such date.

        "Consolidated Rental Expense" means, for any fiscal period, the Consolidated Rental Expense of TyCom and it's Consolidated Subsidiaries for such period.

        "Consolidated Subsidiary" means, at any date, with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified, Consolidated Subsidiary means a Consolidated Subsidiary of TyCom.

        "Consolidated Tangible Assets" means, at any time, the total assets less all Intangible Assets appearing on the most recently prepared balance sheet of TyCom and its Consolidated Subsidiaries as of the end of a fiscal quarter of TyCom and its Consolidated Subsidiaries, prepared on a consolidated basis in accordance with United States generally accepted accounting principles as in effect on the date of calculation.

        "Consolidated Tangible Net Worth" means, at any date, (i) Consolidated Net Worth as of such date minus (ii) Intangible Assets as of such date.

        "Consolidated Total Capitalization" means, at any date, the sum of Consolidated Finance Liabilities and Consolidated Net Worth, each determined as of such date.

        "Debt" of any Person means, at any date, without duplication, (i) the principal amount of all obligations of such Person for borrowed money, (ii) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (it being understood that, subject to the proviso to this definition of "Debt," performance bonds, performance guaranties, letters of credit, bank guaranties and similar instruments shall not constitute Debt of such Person to the extent that the outstanding reimbursement obligations of such Person in respect thereof are collateralized by cash or cash equivalents, which cash or cash equivalents would not be reflected as assets on a balance sheet of such Person prepared in accordance with generally accepted accounting principles), (iii) all obligations of such Person to pay the deferred purchase price of property or services recorded on the books of such Person, except for (a) trade and similar accounts payable and accrued expenses arising in the ordinary course of business, and (b) employee compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (iv) all obligations of such Person as lessee which are capitalized on the books of such Person in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and
(vi) all Debt of others Guaranteed by such Person; provided, however, that Debt shall not include:

                    (A) contingent reimbursement obligations in respect of performance bonds, performance guaranties, bank guaranties or letters of credit issued in lieu of performance bonds or performance guaranties or similar instruments, in each case, incurred by such Person in the ordinary course of business;

                   (B) contingent reimbursement obligations in respect of trade letters of credit, or similar instruments, in each case, incurred by such Person in the ordinary course of business; or

                   (C) contingent reimbursement obligations in respect of standby letters of credit or similar instruments securing self-insurance obligations of such Person;

in each case, so long as the underlying obligation supported thereby does not itself constitute Debt.

        "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

        "Dollars" and the sign "$" mean lawful currency of the United States.

        "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

        "Election to Participate" means an Election to Participate substantially in the form of Exhibit D hereto.

        "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit E hereto.

        "Eligible Subsidiary" means any Consolidated Subsidiary as to which (i) an Election to Participate shall have been delivered to Lender and (ii) an Election to Terminate shall not have been delivered to Lender.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

        "ERISA Group" means TyCom and its Subsidiaries.

        "Event of Default" has the meaning set forth in Section 7.01.

        "Financing Documents" means this Agreement and the Notes.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

        "Intangible Assets" means, at any date, the amount (if any) which would be stated under the heading "Goodwill and Other Intangible Assets, Net" or under any other heading relating to intangible assets separately listed, in each case, on the face of a balance sheet of TyCom and its Consolidated Subsidiaries prepared on a consolidated basis as of such date.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

        "Lender" means Tyco, any Assignee and the respective successors of the foregoing.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, TyCom or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such asset.

        "Material Adverse Effect" means a material adverse effect on (i) the business, consolidated financial position or consolidated results of operations of TyCom and its Consolidated Subsidiaries, considered as a whole, (ii) the ability of the

Borrowers (taken as a whole) to perform their obligations under the Financing Documents, or (iii) the rights and remedies of Lender under the Financing Documents.

        "Material Debt" means Debt (other than (i) any Guarantee by TyCom of Debt of a Subsidiary, (ii) any Guarantee by a Subsidiary of Debt of TyCom or another Subsidiary, (iii) any Debt of TyCom owed to a Consolidated Subsidiary or
(iv) any Debt of a Subsidiary owed to TyCom or a Consolidated Subsidiary) of TyCom and /or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $10,000,000.

        "Material Plan" means at any time a Plan or Plans having aggregate unrefunded Liabilities in excess of $10,000,000.

        "Moody's" means Moody's Investors Service, Inc., or any successor to such corporation's business of rating debt securities.

        "Multiemployer Plan" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA either (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions or
(ii) has at any time within the preceding five plan years been maintained, or contributed to, by any Person who was at such time a member of the ERISA Group for employees of any Person who was at such time a member of the ERISA Group.

        " Notes" means the notes of Borrowers, substantially in the form of Exhibit A hereto, evidencing the obligation of Borrowers to repay the Advances, and "Note" means any one of such notes issued hereunder.

        "Notice of Borrowing" has the meaning set forth in Section 2.03.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Permitted Acquired Debt" means Acquired Debt of a Person which:

        (a) remains outstanding no more than 180 days after the date such Person becomes a Subsidiary or merges into a Subsidiary (the "Acquisition Date"); or

        (b) remains outstanding more than 180 days after the Acquisition Date, but only if (x) 180 days after the Acquisition Date, the senior unsecured debt of TyCom is rated at least BBB- by S&P or Baa3 by Moody's, (y) such Acquired Debt by terms is not callable or redeemable prior to its stated maturity within 180 days after the

Acquisition Date and (z) such Person in good faith has made or caused to be made an offer to acquire all such Acquired Debt, including, without limitation, an offer to exchange such Acquired Debt for securities of TyCom, on terms which, in the opinion of an independent investment banking firm of national reputation and standing, are consistent with market practices in existence at the time for offers of a similar nature, provided that the expiration date of any such offer shall not be later than the 180 days after the Acquisition Date, and provided further that if Acquired Debt which becomes Permitted Acquired Debt under this clause (b) thereafter becomes callable or redeemable prior to its stated maturity, such Acquired Debt shall cease to be Permitted Acquired Debt under this clause (b) 90 days after it becomes so callable or redeemable.

        "Permitted Receivables Transaction" means any sale or sales of, refinancing of and/or financing secured by, any accounts receivable of TyCom (the "Receivables") pursuant to which TyCom realizes aggregate net proceeds of not more than $100,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $100,000,000.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (ii) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (iii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

        "Pricing Schedule" means the schedule hereto denominated as such.

        "Property" means any interest of any kind in any property or assets, whether real, mixed or personal and whether tangible or intangible.

        "Prospects" means at any time, results of future operations which are reasonably foreseeable based upon the facts and circumstances in existence at such time.

        "Refinancing" has the meaning set forth in Section 6.07 (and the term "Refinanced" has a correlative meaning).

        "Registration Statement" means the registration statement on Form S-1 as initially filed by TyCom Ltd. with the Securities and Exchange Commission on March 10, 2000, and all amendments thereto.

        "Responsible Officer" means any of the Chairman, President, Vice President and Chief Financial Officer, Treasurer and Secretary of TyCom.

        "Restricted Payment" means (i) any dividend or other distribution on any shares of TyCom's capital stock (except to the extent such dividends and distributions are payable in shares of its capital stock or Stock Equivalents) or (ii) any payment (except to the extent payable in shares of TyCom's capital stock or Stock Equivalents) on account of the purchase, redemption, retirement or acquisition of (a) any shares of TyCom's capital stock or (b) any option, warrant or other right to acquire shares of TyCom's capital stock; provided that the Special Dividend shall not constitute a Restricted Payment.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

        "Significant Subsidiary" means, at any date, (A) any Consolidated Subsidiary which, including its consolidated subsidiaries, meets any of the following conditions:

               (i) the investments in and advances to such Consolidated Subsidiary by TyCom and its other Consolidated Subsidiaries exceed 15% of the total assets of TyCom and its Consolidated Subsidiaries, determined on a consolidated basis as of the end of the most recently completed fiscal year; or

               (ii) the proportionate share attributable to such Consolidated Subsidiary of the total assets of TyCom and its Consolidated Subsidiaries (after intercompany eliminations) exceeds 15% of the total assets of TyCom and the Consolidated Subsidiaries, determined on a consolidated basis as of the end of the most recently completed fiscal year; or

               (iii) TyCom's and its Consolidated Subsidiaries' equity in the income of such Consolidated Subsidiary from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exceeds 15% of such income of TyCom and its Consolidated Subsidiaries, determined on a consolidated basis for the most recently completed fiscal year; and

         (B) any other Subsidiary which is a Borrower.

         "Special Dividend" means the dividend in the amount of $_________ declared by TyCom on _________, 2000.

        "Stock Equivalents" means, with respect to any Person, options, warrants, calls or other rights entered into or issued by such Person to acquire any capital stock or equity securities of, or other ownership interests in, or securities convertible into or exchangeable for, capital stock or equity securities of, or other ownership interests in, such Person.

        "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, Subsidiary means a Subsidiary of TyCom.

        "Termination Date" means ________, 2003, or, if such day is not a business day, the next preceding business day.

        "Tyco" means Tyco International Ltd., a Bermuda company, and its successors.

        "TyCom" means TyCom Ltd., a Bermuda company, and its successors.

        "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or to any other Person under Title IV of ERISA

        "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

        SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the then most recent audited consolidated financial statements of TyCom and its Consolidated Subsidiaries delivered to Lender.



                                    ARTICLE 2
                                   THE CREDIT

        SECTION 2.01. The Commitment. Lender hereby agrees, on the terms and conditions set forth in this Agreement, from time to time prior to the Termination Date to make advances to Borrowers. Advances made pursuant to this Agreement shall be made in amounts such that the total aggregate principal amount of Advances made by Lender to all Borrowers at any one time outstanding shall not exceed the Commitment. Within the foregoing limitation, any Borrower may borrow under this Section 2.01, prepay Advances in accordance with Section
2.07 and reborrow at any time prior to the Termination Date under this Section 2.01.

        SECTION 2.02. The Notes. Each Borrower's obligation to repay the Advances made to it by Lender shall be evidenced by a single Note of such Borrower payable to the order of Lender substantially in the form of Exhibit A attached hereto and made a part hereof. The date and principal amount of each Advance and of each repayment of principal will be endorsed by Lender from time to time on the grid annexed to and constituting a part of each Note; provided, that although such endorsements shall be presumptive evidence of the aggregate unpaid principal amount of all Advances under this Agreement, the failure to make any such entry shall not limit or otherwise affect the obligations of any Borrower hereunder or under any Note.

        SECTION 2.03. Timing of Disbursements. The disbursement of each Advance shall be made upon notice provided by the relevant Borrower ("Notice of Borrowing") to Lender not later than one business day prior to the date of an Advance specifying the date of disbursement (which date shall be a business day) and the amount of the Advance.

        SECTION 2.04. Maturity of Advances. The Advances shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

        SECTION 2.05. Interest. (a) Interest shall accrue and be payable on the last day of each calendar quarter on the average daily outstanding principal amount of the Advances during that quarter, at a rate equal to the sum of the LIBOR Margin determined in accordance with the Pricing Schedule and the three-month United States Dollar LIBOR as in effect on the last day of the prior calendar quarter as quoted by Bloomberg Financial Services or other comparable financial publication selected by Lender. All computations of interest hereunder shall be made on the basis of a 360-day year for the actual days elapsed.

        (b) Any principal or interest which is not paid when due shall bear interest (payable on demand) from its due date until payment in full at a rate per annum which is equal to the rate set forth in Section 2.05(a) hereof plus 2.00% per annum.

        SECTION 2.06. Optional Prepayments. Borrowers may from time to time prepay in whole or in part any Advance, without premium or penalty, upon not less than one business day's notice to Lender.

        SECTION 2.07. Payments. (a) All payments of principal and interest payable to Lender under this Agreement shall be made in Dollars in immediately available funds, without setoff or counterclaim, but net of any applicable withholding taxes, at the office of Lender at [Bermuda address, Attn:
President.] Lender in its sole discretion shall determine how and in what proportions to apply amounts repaid under the Notes by or for the account of any Borrower against the principal and/or accrued interest of the Advances to such Borrower.

        SECTION 2.08. Commitment Fee. TyCom shall pay to Lender a fee accruing at the Commitment Fee Rate determined in accordance with the Pricing Schedule on the unused portion of the Commitment. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date, and shall be payable quarterly in arrears on the last day of each calendar quarter and on the date of termination of the Commitment in its entirety.

        SECTION 2.09. Optional Termination or Reduction of Commitment. TyCom may, upon at least one business day's notice to Lender, (i) terminate the Commitment at any time, if no Advances are outstanding at such time, or (ii) reduce from time to time by an amount of $10,000,000 or any larger multiple thereof, the unused portion of the Commitment.

        SECTION 2.10. Scheduled Termination or Commitment. The Commitment shall terminate on the Termination Date.

        SECTION 2.11. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any Note in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Lender could purchase dollars with such other currency at Lender's principal office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to Lender hereunder or under any Note shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that, on the Domestic Business Day following receipt by Lender of any sum adjudged to be so due in such other currency, Lender may in accordance with normal banking procedures purchase dollars with such other currency. If the amount of dollars so purchased is less than the sum originally due to Lender in dollars, the relevant Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss. If the amount of dollars so purchased exceeds the sum originally due to Lender, Lender agrees to remit such excess to such Borrower.

        SECTION 2.12. Designation of Subsidiary as a Borrower; Termination of Designation. (a) TyCom may from time to time designate any Consolidated Subsidiary as an Eligible Subsidiary for purposes of this Agreement by delivering to Lender an Election to Participate duly executed on behalf of such Subsidiary and TyCom in such number of copies as Lender may request.

        (b) TyCom may at any time terminate the status of any Subsidiary as an Eligible Subsidiary for purposes of this Agreement by delivering to Lender an Election to Terminate duly executed on behalf of such Subsidiary and TyCom in such number of copies as Lender may request. The delivery of such an Election to Terminate shall not affect any obligation of such Subsidiary theretofore incurred under this Agreement and its Notes or any rights of Lender against such Subsidiary or against TyCom in its capacity as guarantor of the obligations of such Subsidiary.

        SECTION 2.13. Foreign Subsidiary Costs. If the cost to Lender of making or maintaining any Advance to an Eligible Subsidiary is increased (or the amount of any sum received or receivable by Lender is reduced) by an amount deemed by Lender to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction other than Bermuda, such Eligible Subsidiary shall indemnify Lender for such increased cost or reduction within 15 days after demand by Lender. A certificate of Lender claiming compensation under this Section 2.14(a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                                    ARTICLE 3
                                   CONDITIONS

        SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.04):

        (a) receipt by Lender of counterparts hereof signed by the parties hereto;

        (b) receipt by Lender of a duly executed Note of TyCom dated on or before the Effective Date;

        (c) receipt by Lender of an opinion of counsel for TyCom, substantially in the form of Exhibit B hereto;

        (d) receipt by Lender of all documents Lender may reasonably request relating to the existence of TyCom, the corporate authority for and the validity of this Agreement and the Note, and any other matters reasonably determined by Lender to be relevant hereto, all in form and substance reasonably satisfactory to Lender;

provided that this Agreement shall not become effective or be binding on parties hereto unless all of the foregoing conditions are satisfied not later than ________, 2000. Lender shall promptly notify TyCom of the Effective Date, and such notice shall be conclusive and binding on the parties to the Financing Documents.

        SECTION 3.02. Advances. The obligation of Lender to make an Advance on the occasion of any borrowing by any Borrower is subject to the satisfaction (or waiver in accordance with Section 9.04) of the following conditions:

        (a) receipt by Lender of a Notice of Borrowing as required by Section 2.03;

        (b) the fact that, immediately after such Advance, the aggregate outstanding principal amount of Advances will not exceed the Commitment;

        (c) the fact that, immediately before and after such Advance, no Default shall have occurred and be continuing; and

        (d) the fact that the representations and warranties of Borrowers contained in the Financing Documents (except the representations and warranties set forth in Section 4.04(a), which are made only as of the date hereof) shall be true in all material respects on and as of the date of such Advance.

        Each Advance hereunder shall be deemed to be a representation and warranty by TyCom on the date of such Advance as to the facts specified in subsections (b), (c) and (d) of this Section.

        SECTION 3.03. First Borrowing by Each Eligible Subsidiary. The obligation of Lender to make an Advance on the occasion of the first borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

        (a) receipt by Lender of a duly executed Note of such Eligible Subsidiary, dated on or before the date of such borrowing, complying with the provisions of Section 2.02 hereof;

        (b) receipt by Lender of an opinion of counsel for such Eligible Subsidiary acceptable to Lender, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as Lender may reasonably request; and

        (c) receipt by Lender of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, its corporate authority for and the validity of its Election to Participate, this Agreement and its Notes, and any other matters relevant thereto, all in form and substance satisfactory to Lender.

The opinion referred to in Section 2.04(b) shall be dated on or before the date of the first borrowing by such Eligible Subsidiary.



                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF TYCOM

        TyCom represents and warrants to Lender that:

        SECTION 4.01. Corporate Existence and Power. TyCom is a company duly incorporated and validly existing under the laws of its jurisdiction of organization. TyCom has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, the "Consents") required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

        SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by TyCom of the Financing
Documents: (a) are within its corporate powers; (b) have been duly authorized by all necessary corporate action on its part; (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on its part; and (d) do not contravene, or constitute a default under, any provision of (i) applicable law or regulation, (ii) its organizational documents, (iii) any agreement or instrument evidencing or governing debt of TyCom or any of its Subsidiaries or (iv) any other material agreement, judgment, injunction, order, decree or other instrument binding upon TyCom or any of its Subsidiaries.

        SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of TyCom and each Note of TyCom, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of TyCom, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

        SECTION 4.04. Financial and Other Information.

        (a) The Registration Statement and any amendments thereto do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (b) Since the date of the Registration Statement there has been no material adverse change in the business, financial position, results of operations or Prospects of TyCom and its Consolidated Subsidiaries, considered as a whole.

        SECTION 4.05. Litigation. Except as disclosed in the Registration Statement, there is no action, suit or proceeding pending against, or to the knowledge of TyCom threatened against or affecting, TyCom or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

        SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance, except where the failure to so comply could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect, with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
(ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted in or could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA), which could, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

        SECTION 4.07. Environmental Matters. In the ordinary course of its business, TyCom conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of TyCom and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, TyCom has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

        SECTION 4.08. Taxes. TyCom and its Significant Subsidiaries have filed all material tax returns which are required to be filed them and have paid all taxes shown on such returns or pursuant to any assessment received by TyCom or any Subsidiary, except those assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of TyCom and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of TyCom, adequate.

        SECTION 4.09. Subsidiaries. Each of TyCom's Consolidated Subsidiaries is duly organized, validly existing and (to the extent such concept is applicable to it) in good standing under the laws of its jurisdiction of organization, except where the failure to be so organized, existing or in good standing could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has all legal powers and all Consents required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

        SECTION 4.10. Not an Investment Company. TyCom is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 4.11. Obligations to Be Pari Passu. The obligations of TyCom under this Agreement rank pari passu as to priority of payment and in all other respects with all other unsecured and unsubordinated obligations of TyCom.



                                    ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

        Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

        SECTION 5.01. Corporate Existence and Power. It is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and is a Consolidated Subsidiary. It has all corporate powers and all Consents required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

        SECTION 5.02. Corporate and Governmental Authorization; Contravention. The execution and delivery by it of its Election to Participate and its Note, and the performance by it of this Agreement and its Note, are (a) within its corporate powers; (b) have been duly authorized by all necessary corporate action on its part; (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on its part; and (d) do not contravene, or constitute a default under, any provision of (i) applicable law or regulation, (ii) its organizational documents, or (iii) any agreement or instrument evidencing or governing its debt, (iv) any other material agreement, judgment, injunction, order, decree or other instrument binding upon TyCom or such Eligible Subsidiary.

        SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of such Eligible Subsidiary, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

        SECTION 5.04. Taxes. Except as disclosed in its Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant to this Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate, this Agreement or its Note.



                                    ARTICLE 6
                                    COVENANTS

        TyCom agrees that so long as the Commitment remains in effect or any amount remains payable under any Note:

        SECTION 6.01. Information. TyCom will deliver to Lender:

        (a) as soon as available and in any event within 95 days after the end of each fiscal year of TyCom and its Consolidated Subsidiaries, consolidated and consolidating balance sheets of TyCom and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, of shareholders' equity and of cash flows for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, such consolidated statements to be reported on by PriceWaterhouseCoopers LLP or other independent public accountants of internationally recognized standing in a manner complying with the applicable rules and regulations promulgated by the Securities and Exchange Commission;

        (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of TyCom, consolidated and consolidating balance sheets of TyCom and its Consolidated Subsidiaries as of the end of such quarter, the related consolidated statements of income for such quarter, and the related consolidated statements of income and of cash flows and consolidating statements of income for the portion of TyCom's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and of cash flows in comparative form the figures for the corresponding quarter (in the case of consolidated statements of income) and for the corresponding portion of TyCom's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency on behalf of TyCom by the chief financial officer, the chief accounting officer or the treasurer of TyCom;

        (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate on behalf of TyCom signed by the chief financial officer, the chief accounting officer or the treasurer of TyCom (i) setting forth in reasonable detail the calculations required to establish whether TyCom was in compliance with the requirements of Sections 6.08, 6.09, 6.10 and 6.13 on the date of such financial statements and
(ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth, in reasonable detail, the nature thereof and the action which TyCom is taking or proposes to take with respect thereto;

        (d) within five business days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate on behalf of TyCom signed by the chief financial officer, the chief accounting officer or the treasurer of TyCom setting forth, in reasonable detail, the nature thereof and the action which TyCom is taking or proposes to take with respect thereto;

        (e) promptly following the mailing thereof to the shareholders of TyCom generally, copies of all financial statements, reports and proxy statements so mailed;

        (f) promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and final reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which TyCom shall have filed with the Securities and Exchange Commission;

        (g) promptly upon any Responsible Officer obtaining knowledge of the commencement after the date hereof of any action, suit or proceeding before any court, arbitrator or other governmental body against TyCom or any of its Subsidiaries that, if adversely determined, could reasonably be expected to have a Material Adverse

Effect, a certificate on behalf of TyCom specifying the nature of such action, suit or proceeding and what action TyCom is taking or proposes to take with respect thereto; and

        (h) from time to time, upon reasonable notice, such additional information regarding the financial position or business of TyCom and its Subsidiaries as Lender may reasonably request.

        Information required to be delivered pursuant to subsections (a), (b),
(e) or (f) above shall be deemed to have been delivered on the date on which TyCom provides notice to Lender that such information has been posted on TyCom's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by Lender without charge; provided that (i) such notice may be included in a certificate delivered pursuant to subsection 6.01(c) and
(ii) TyCom shall deliver paper copies of the information referred to in subsections (a), (b), (e) or (f) to Lender at Lender's request.

        SECTION 6.02. Payment of Obligations. TyCom will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where (i) any such failure to so pay or discharge could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (ii) such liabilities or obligations may be contested in good faith by appropriate proceedings. TyCom will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of such liabilities or obligations

        SECTION 6.03. Maintenance of Property; Insurance. (a) Except as permitted by Section 6.04 or 6.11, TyCom will keep, and will cause each Subsidiary to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to so keep could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

        (b) TyCom will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its assets and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, product liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations of established reputations engaged in the same or a similar business, unless the failure to maintain such insurance could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

        SECTION 6.04. Conduct of Business and Maintenance of Existence. TyCom
(a) will, and will cause each Subsidiary to, engage in business of the same general type as now conducted by TyCom and its Subsidiaries and reasonably related extensions thereof (including, without limitation, the development of the TyCom Global Network as described in the Registration Statement), and (b) will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect (x) their respective legal existence and (y) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless in the case of either the failure of TyCom to comply with subclause (b) (y) of this
Section 6.04, or the failure of a Subsidiary to comply with clause (a) or (b) of this Section 6.04, such failure could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 6.04 shall prohibit (i) the amalgamation, merger or consolidation of a Subsidiary with or into TyCom or a Consolidated Subsidiary, (ii) the sale, lease, transfer, assignment or other disposition by a Subsidiary of all or any part of its assets to TyCom or to a Consolidated Subsidiary, (iii) the amalgamation, merger or consolidation of a Subsidiary with or into a Person other than TyCom or a Consolidated Subsidiary, if the Person surviving such amalgamation, consolidation or merger is a Subsidiary and immediately after giving effect thereto, no Default shall have occurred and be continuing, (iv) the sale, lease, transfer, assignment or other disposition by a Subsidiary of all or any part of its assets to a Person other than TyCom or a Consolidated Subsidiary, if the Person to which such sale, lease, transfer, assignment or other disposition is made is a Subsidiary and immediately after giving effect thereto, no Default shall have occurred and be continuing, (v) any transaction permitted pursuant to Section 6.11 or (vi) the termination of the legal existence of any Subsidiary if TyCom in good faith determines that such termination is in the best interest of TyCom and is not materially disadvantageous to Lender.

        SECTION 6.05. Compliance with Laws. TyCom will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (a) noncompliance therewith could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (b) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

        SECTION 6.06. Inspection of Property, Books and Records; Confidentiality. (a) TyCom will keep, and will cause each Subsidiary to keep, proper books of record and account in which true and correct entries shall be made of its business transactions and activities so that financial statements that fairly present its business transactions and activities can be properly prepared in accordance with generally accepted accounting principles.

        (b) TyCom will permit, and will cause each Subsidiary to permit, representatives of Lender at Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon reasonable notice to TyCom, at such reasonable times and as often as may reasonably be requested by Lender.

        (c) Lender shall, by its receipt of Confidential Information (as defined below) pursuant to or in connection with this Agreement or its exercise of any of its rights hereunder, be deemed to have agreed (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to (i) keep such information confidential, (ii) (except as permitted by clause (iii) of this Section 6.06(c)) not disclose such information to any Person other than an officer, director, employee, legal counsel, independent auditor or authorized agent or advisor of Lender needing to know such information (it being understood that any such officer, director, employee, legal counsel, independent auditor or authorized agent or advisor shall be informed by Lender of the confidential nature of such information), (iii) not disclose such information to any of Lender's assignees (or prospective assignees), unless such assignee (or prospective assignee) shall agree in writing to be bound by the provisions of this Section 6.06(c) and (iv) not use any such information except for purposes relating to this Agreement or a Note. The term "Confidential Information" shall mean non-public information furnished by or on behalf of TyCom or any of its Subsidiaries to Lender or other Person exercising rights hereunder or required to be bound hereby (collectively "Recipients"), but shall not include any such information which (1) has become or hereafter becomes available to the public other than as a result of a disclosure by a Recipient, or (2) has become or hereafter becomes available to a Recipient, on a non-confidential basis, from a source other than TyCom or any of its Subsidiaries (or any of their respective representatives or agents) or any Recipient, which source, to the knowledge of the Recipient, is not prohibited from disclosing such information by a confidentiality agreement with, or other legal or fiduciary obligation to, TyCom or its Subsidiaries.

        The restrictions set forth in the immediately preceding paragraph shall not prevent the disclosure by a Recipient of any such information:

                   (A) with the prior written consent of TyCom, or

                   (B) upon order of any court or administrative agency of
               competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law; provided that in the case of any intended disclosure under this clause (B), the Recipient shall (unless otherwise required by applicable law) give TyCom not less than five business days prior notice (or such shorter period as may, in the good faith discretion of the Recipient, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Confidential Information involved and stating such Recipient's intention to disclose such Confidential Information (including the manner and extent of such disclosure) in order to allow TyCom an opportunity to seek an appropriate protective order.

        Each Recipient shall agree that, in addition to all other remedies available, TyCom shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach of this Section 6.06(c) by such Recipient.

        SECTION 6.07. Limitation on Restrictions on Subsidiary Dividends and Other Distributions. TyCom will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by TyCom or any Subsidiary, or pay any Debt owed to TyCom or any Subsidiary, (b) make loans or advances to TyCom or any Subsidiary or (c) transfer any of its properties or assets to TyCom or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of

                (i) applicable law, agreements with foreign governments with respect to assets located in their jurisdiction, or condemnation or eminent domain proceedings,

                (ii) any of the Financing Documents,

                (iii) (A) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of TyCom or a Subsidiary, or (B) customary restrictions imposed on the transfer of copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreements or any rights thereunder,

                (iv) provisions contained in the instruments evidencing or governing Debt or other obligations or agreements, in each case existing on the date hereof,

                (v) provisions contained in documents evidencing or governing any Permitted Receivables Transaction,

                (vi) provisions contained in instruments evidencing or governing Debt or other obligations or agreements of any Person, in each case, at the time such Person (A) shall be amalgamated, merged or consolidated with or into TyCom or any Subsidiary, (B) shall sell, transfer, assign, lease or otherwise dispose of all or substantially all of such Person's assets to TyCom or a Subsidiary, or (C) otherwise becomes a Subsidiary, provided that in the case of clause (A), (B) or (C), such Debt, obligation or agreement was not incurred or entered into, or any such provisions adopted, in contemplation of such transaction,

                (vii) provisions contained in instruments amending, restating, supplementing, extending, renewing, refunding, refinancing, replacing or otherwise modifying, in whole or in part (collectively, "Refinancing"), instruments referred to in clauses (ii), (iv) and (vi) of this Section 6.07, so long as such provisions are, in the good faith determination of TyCom's board of directors, not materially more restrictive than those contained in the respective instruments so Refinanced,

                (viii) any encumbrances and restrictions with respect to a Subsidiary imposed in connection with an agreement which has been entered into for the sale or disposition of such Subsidiary or its assets, provided such sale or disposition otherwise complies with this Agreement,

                (ix) the subordination (pursuant to its terms) in right and priority of payment of any Debt owed by any Subsidiary (the "Indebted Subsidiary") to TyCom or any other Subsidiary, to any other Debt of such Indebted Subsidiary, provided (A) such Debt is permitted under this Agreement and (B) TyCom's board of directors has determined, in good faith, at the time of the creation of such encumbrance or restriction, that such encumbrance or restriction could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect,

                (x) provisions governing preferred stock issued by a Subsidiary, provided that such preferred stock is permitted under Section 6.08, and

                (xi) provisions contained in debt instruments, obligations or other agreements of any Subsidiary which are not otherwise permitted pursuant to clauses (i) through (x) of this Section 6.07, provided that the aggregate investment of TyCom in all such Subsidiaries (determined in accordance with generally accepted accounting principles) shall at no time exceed the greater of (a) $50,000,000 or (b) 10% of Consolidated Tangible Net Worth.

The provisions of this Section 6.07 shall not prohibit (x) Liens not prohibited by Section 6.10 or (y) restrictions on the sale or other disposition of any property securing Debt of any Subsidiary, provided such Debt is otherwise permitted by this Agreement.

        SECTION 6.08.  Debt.

        (a) Consolidated Finance Liabilities will at no time exceed 52.5% of Consolidated Total Capitalization.

        (b) The total Debt of all Consolidated Subsidiaries (excluding (i) Debt of a Consolidated Subsidiary owed to TyCom or to a Consolidated Subsidiary, (ii) Debt of a Consolidated Subsidiary owed to Tyco or to a Consolidated Subsidiary of Tyco and (iii) Permitted Acquired Debt) will at no time exceed in aggregate outstanding principal amount 5% of the Consolidated Tangible Assets of TyCom.

        (c) For purposes of this Agreement any preferred stock of a Consolidated Subsidiary held by a Person other than TyCom or a Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Finance Liabilities" and in the "Debt" of such Consolidated Subsidiary.

        SECTION 6.09. Fixed Charge Coverage. The ratio of (x) Consolidated EBIT plus Consolidated Rental Expense to (y) Consolidated Fixed Charges will not, for any period of four consecutive fiscal quarters, be less than 2.5 to 1.

        SECTION 6.10. Negative Pledge. TyCom will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

        (a) any Lien existing on any asset on the date hereof securing Debt outstanding on such date;

        (b) any Lien existing on any asset of, or capital stock of, or other ownership interest in, any Person (such capital stock and other ownership interests are collectively referred to herein as "Stock") at the time such Person becomes a Subsidiary, which Lien was not created in contemplation of such event;

        (c) any Lien on any asset securing the payment of all or part of the purchase price of such asset upon the acquisition thereof by TyCom or a Subsidiary or securing Debt (including any obligation as lessee incurred under a capital lease) incurred or assumed by TyCom or a Subsidiary, at the time of or within one year after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing property) or the commencement of full operation of such asset or property, whichever is later), which Debt is incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset or, in the case of real property, construction or improvements thereon; provided, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any asset theretofore owned by TyCom or a Subsidiary, other than assets so acquired, constructed or improved;

        (d) any Lien existing on any asset or Stock of any Person at the time such Person is merged or consolidated with or into TyCom or a Subsidiary which Lien was not created in contemplation of such event;

        (e) any Lien existing on any asset or Stock of any Person at the time of acquisition thereof by TyCom or a Subsidiary, which Lien was not created in contemplation of such acquisition;

        (f) any Lien arising out of the refinancing of any Debt secured by any Lien permitted by any of the subsections (a) through (e) of this Section 6.10, provided the principal amount of Debt is not increased and is not secured by any additional assets, except as provided in the last sentence of this Section 6.10;

        (g) any Lien to secure Debt of a Subsidiary to TyCom or to a Consolidated Subsidiary;

        (h) any Lien created pursuant to a Permitted Receivables Transaction;

        (i) any Lien in favor of any country (or any department, agency, instrumentality or political subdivision of any country) securing obligations arising in connection with partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or securing obligations incurred for the purpose of financing all or any part of the purchase price (including the cost of installation thereof or, in the case of real property, the cost of construction or improvement or installation of personal property thereon) of the asset subject to such Lien (including, but not limited to, any Lien incurred in connection with pollution control, industrial revenue or similar financings);

        (j) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $10,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

        (k) Liens not otherwise permitted by the foregoing clauses (a) through
(j) of this Section 6.10 securing Debt (without duplication) in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) $10,000,000 or (ii) 10% of Consolidated Tangible Net Worth.

It is understood that any Lien permitted to exist on any asset pursuant to the foregoing provisions of this Section 6.10 may attach to the proceeds of such asset and, with respect to Liens permitted pursuant to subsections (a), (b),
(d), (e), (f) (but only with respect to the refinancing of a Debt secured by a Lien permitted pursuant to subsections (a), (b), (d) or (e)) or (g) of this
Section 6.10, may attach to an asset acquired in the ordinary course of business as a replacement of such former asset.

        SECTION 6.11. Consolidations, Mergers and Sales of Assets. (a) TyCom will not (i) amalgamate, consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, unless

                   (A) TyCom or one of its Subsidiaries is the surviving or
               continuing corporation;

                   (B) the Person (if other than TyCom) formed by or resulting from such amalgamation, consolidation or into which TyCom is merged, or the Person which acquires by sale or other transfer, or which leases, all or substantially all of the assets of TyCom (any such Person, the "Successor"), shall be organized and existing under the laws of Bermuda or of the United States, any state thereof or the District of Columbia and shall expressly assume, in a writing executed and delivered to Lender, in form reasonably satisfactory to Lender, the due and punctual payment of the principal of and interest on the Notes and the performance of the other obligations under this Agreement and the

               Notes on the part of TyCom to be performed or observed, as fully as if such Successor were originally named as TyCom in this Agreement;

                   (C) immediately after giving effect to such transaction, no
               Default shall have occurred and be continuing; and

                   (D) TyCom has delivered to Lender a certificate on behalf of
               TyCom signed by one of its Responsible Officers and an opinion of counsel, each stating that all conditions provided in this
               Section 6.11 relating to such transaction have been satisfied.

        The foregoing provisions of this Section 6.11 shall not restrict the amalgamation, merger or consolidation of any Subsidiary with and into TyCom.

        Upon the satisfaction (or waiver in accordance with Section 9.04) of the conditions set forth in this Section 6.11, a Successor to TyCom shall succeed, and may exercise every right and power of, TyCom under this Agreement and the Notes with the same effect as if such Successor had been originally named as a Borrower herein and in the Notes, and TyCom shall be relieved of its obligations under this Agreement and the Notes.

        (b) TyCom will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer, outside the ordinary course of business, in any transaction or series of related transaction to any single Person or group of related Persons (other than Tyco or a Subsidiary of Tyco or TyCom), any Property (including, without limitation, the stock of any Subsidiary) having a net book value in excess of 15% of Consolidated Assets determined as of the end of the fiscal quarter of TyCom most recently ended at the time of such sale or other transaction, or Property (including without limitation, stock of a Subsidiary) which contributed in excess of 15% of Consolidated EBIT for the fiscal year of TyCom most recently ended at the time of such sale or other transaction.

        SECTION 6.12. Transactions with Affiliates. TyCom will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (collectively, "Affiliate Transactions"); provided, however, that the foregoing provisions of this Section 6.12 shall not prohibit TyCom or any of its

Subsidiaries from (a) making Restricted Payments (including, for this purpose, transactions expressly excluded from the definition of a Restricted Payment) permitted by Section 6.13, (b) making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to TyCom or such Subsidiary as the terms and conditions which TyCom would reasonably expect to be obtained in a similar transaction with a Person which is not an Affiliate at such time, (c) making payments of principal, interest and premium on any Debt of TyCom or such Subsidiary held by an Affiliate if the terms of such Debt are at least as favorable to TyCom or such Subsidiary as the terms which TyCom would reasonably expect to have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate, (d) participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if TyCom or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates, (e) paying or granting reasonable compensation and benefits to any director, officer, employee or agent of TyCom or any Subsidiary, (f) entering into and performing the Financing Documents or
(g) engaging in any Affiliate Transaction not otherwise addressed in subsections
(a) - (f) of this Section 6.12, the terms of which are not less favorable to TyCom than those that TyCom or such Subsidiary would reasonably expect to be obtained in a comparable transaction at such time with a Person which is not an Affiliate.

        SECTION 6.13. Restricted Payments. TyCom will not, and will not permit any Subsidiary to, declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to the date of consummation of the initial public offering of common shares of TyCom (the "IPO") does not exceed an amount equal to the sum of (a) $50,000,000 plus (b) 50% of Consolidated Net Income (or minus 100% of Consolidated Net Income, in the event of a net loss for such period) for the period from July 1, 2000 through the end of the then most recently ended fiscal quarter of TyCom (treated for this purpose as a single accounting period), plus
(c) the aggregate cash proceeds (net of underwriting commissions) received by TyCom (other than from a Subsidiary) from the issuance or sale after the IPO of capital stock or Stock Equivalents of TyCom (other than the proceeds of any capital stock or Stock Equivalent which by its terms is subject to redemption otherwise than at the sole option of TyCom). Nothing in this Section 6.13 shall prohibit the payment of any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this Section 6.13.

        SECTION 6.14. Use of Proceeds. The proceeds of the Advances made under this Agreement will be used by TyCom and its Subsidiaries for its general corporate purposes, including, without limitation, capital expenditures and (subject to the following sentence) acquisitions. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation X of the Board of Governors of the Federal Reserve System.



                                    ARTICLE 7
                                    DEFAULTS

        SECTION 7.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing and shall not have been waived in accordance with Section 9.04:

        (a) principal of the Advances shall not be paid when due, or any interest on the Advances or any fees payable hereunder shall not be paid within three business days of the due date thereof;

        (b) TyCom shall fail to observe or perform any covenant contained in
Section 6.08, 6.09, 6.13 or 6.14;

        (c) TyCom shall fail to observe or perform any covenant contained in
Section 6.07 or Sections 6.10 through 6.12, inclusive, and such failure shall not be remedied within five days after any Responsible Officer obtains actual knowledge thereof;

        (d) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) of this Section 7.01) for 10 days after notice thereof has been given to TyCom by Lender; provided, that no such failure shall constitute a Default if primarily attributable to the action or inaction of Lender or a Subsidiary of Lender other than TyCom and its Subsidiaries;

        (e) any representation, warranty, certification or statement made in writing by any Borrower in the Financing Documents or in any certificate, financial statement or other document required to be delivered to Lender or any of Lender pursuant to the Financing Documents shall prove to have been incorrect in any material respect when made (or deemed made); provided, that no such incorrectness shall constitute a Default if primarily attributable to the action or inaction of Lender or a Subsidiary of Lender other than TyCom and its Subsidiaries;

        (f) TyCom or any Subsidiary shall fail to make any payment in respect of any Material Debt when due (after giving effect to any applicable grace period);

        (g) any event or condition shall occur that results in the acceleration of the maturity of any Material Debt or that entitles the holder or holders of any Material Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

        (h) (i) any corporate action is taken authorizing the winding up, liquidation, any arrangement or the taking of any other similar action of or with respect to TyCom or authorizing any corporate action to be taken to facilitate any such winding up, liquidation, arrangement, reorganization or amalgamation or other similar action or any members' voluntary winding up of TyCom as provided under the Bermuda Companies Law shall be commenced;

                (ii) (A) any petition shall be filed seeking the liquidation, any arrangement or the taking of any other similar action of or with respect to TyCom by the Registrar of Companies in Bermuda, or by any other Person or Persons, or (B) any petition shall be presented for the winding up of TyCom to a court of Bermuda as provided under the Bermuda Companies Law, or (C) any creditors' winding up of TyCom as provided under the Bermuda Companies Law shall be commenced, or (D) any receiver shall be appointed by a creditor of TyCom or by a court of Bermuda on the application of a creditor of TyCom as provided under any instrument giving rights for the appointment of a receiver thereto, and in the case of any such petition, winding up, appointment, order or other matter, such petition, winding up, appointment, order or other matter, shall remain undismissed and unstayed for a period of 60 days;

                (iii) TyCom or any Significant Subsidiary shall (A) commence a voluntary case or other proceeding seeking liquidation, winding up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (B) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other similar proceeding commenced against it, or (C) make a general assignment for the benefit of creditors, or (D) fail generally to pay its debts as they become due, or (E) take any corporate action to authorize any of the foregoing; or

                (iv) (A) an involuntary case or other proceeding shall be commenced against TyCom or any Significant Subsidiary seeking liquidation, winding up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain in effect and undismissed and unstayed for a period of 60 days; or (B) an order for relief shall be entered against TyCom or any Significant Subsidiary under the bankruptcy laws of any jurisdiction as now or hereafter in effect;

        (i) a judgment or order for the payment of money in excess of $10,000,000 (after deducting amounts covered by insurance, except to the extent that the insurer providing such insurance has declined such coverage) shall be rendered against TyCom or any Subsidiary and, within 60 days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged;

        (j) TyCom or any Subsidiary shall fail to make any payment owing by it in respect of any performance bond, performance guaranty or bank guaranty issued in lieu of a performance bond or performance guaranty (other than a payment which is disputed by TyCom or such Subsidiary in good faith), and the aggregate of all such defaulted payments shall exceed $10,000,000 at any one time;

        (k) TyCom shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000; provided, that no such event shall constitute a Default if primarily attributable to the action or inaction of Lender or a Subsidiary of Lender other than TyCom and its Subsidiaries;

        (l) TyCom shall cease to be a Subsidiary of Tyco; or

        (m) any Financing Document shall cease to be valid and enforceable against any Borrower; or any Borrower shall so assert in writing;

then, and in every such event, Lender may, by notice to TyCom (i) terminate the Commitment and it shall thereupon terminate and (ii) declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrowers; provided that in the case of any of the Events of Default specified in subsection (h) above with respect to any Borrower, without any notice to any Borrower or any other act by Lender, the Commitment shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.





                                    ARTICLE 8
                                    GUARANTY

        SECTION 8.01. The Guaranty. TyCom hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Advance made to any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement and its Notes. Upon failure by any Eligible Subsidiary to pay punctually any such amount, TyCom shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

        SECTION 8.02. Guaranty Unconditional. The obligations of TyCom under this Article 8 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or its Note, by operation of law or otherwise;

                (b) any modification or amendment of or supplement to this Agreement or its Note;

                (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or its Note;

                (d) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any bankruptcy, insolvency, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or its Note;

                (e) the existence of any claim, set-off or other rights which TyCom may have at any time against any Eligible Subsidiary, Lender or any other Person, whether in connection with this Agreement or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                (f) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or its Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on its Note or any other amount payable by it under this Agreement; or

                (g) any other act or omission to act or delay of any kind by any Eligible Subsidiary, Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this
        Section 8.02, constitute a legal or equitable discharge of TyCom's obligations hereunder.

        SECTION 8.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. TyCom's obligations under this Article 8 shall remain in full force and effect until the Commitment shall have terminated and the principal of and interest on the Advances made to each Eligible Subsidiary and all other amounts payable by each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Advance made to an Eligible Subsidiary or any other amount payable by an Eligible Subsidiary under this

Agreement is rescinded or must be otherwise restored or returned upon the bankruptcy, insolvency or reorganization of such Eligible Subsidiary or otherwise, TyCom's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

        SECTION 8.04. Waiver by TyCom. TyCom irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

        SECTION 8.05. Subrogation. Upon making full payment with respect to any obligation of any Eligible Subsidiary under this Article 8, TyCom shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such obligation; provided that TyCom shall not enforce any payment by way of subrogation against such Eligible Subsidiary so long as (i) Lender has any Commitment hereunder (unless such Subsidiary is no longer an Eligible Subsidiary for purposes hereof) or (ii) any amount payable by such Eligible Subsidiary hereunder remains unpaid.

        SECTION 8.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon any bankruptcy, insolvency or reorganization of such Eligible Subsidiary or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by TyCom hereunder forthwith on demand by Lender.



                                    ARTICLE 9
                                  MISCELLANEOUS

        SECTION 9.01. Notices. All communications among the parties hereto or notices provided herein to be given shall be given in writing by personal delivery or mailing the same, postage prepaid, to Lender at [Bermuda address,
Attn: Treasurer], and to TyCom at [_____________, Attn: Treasurer], or to such other address as either party may in writing hereafter indicate; provided that notices to be given by TyCom under Article 2 hereto may be given by telephone. Each telephonic notice shall be confirmed immediately in writing by TyCom.

        Notices shall be deemed effective on the date received.

     Section 9.02. No Waivers. No delay or omission to exercise any right , power or remedy accruing to Lender upon any breach or default of TyCom under this Agreement shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     Section 9.03. Expenses; Indemnification. TyCom shall pay the reasonable costs and disbursements (including all legal fees) incurred by Lender in connection with the enforcement of this Agreement and the preservation of Lender's rights hereunder.

     Section 9.04. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by TyCom and Lender.

     (b) No such amendment or waiver shall, unless signed by an Eligible Subsidiary, (i) subject such Eligible Subsidiary to any additional obligation,
(ii) increase the principal of or rate of interest on any outstanding Advance to such Eligible Subsidiary, (iii) accelerate the stated maturity of any outstanding Advance to such Eligible Subsidiary or (iv) change this Section 9.04(b).

     Section 9.05.  Successors and Assigns.   (a) The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that TyCom may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of Lender.

     (b) Lender may at any time assign to one or more of its Subsidiaries
(each an "Assignee") all, or a proportionate part (in an amount equivalent to an original Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and Lender. Upon execution and delivery of such instrument and payment by such Assignee to Lender of an amount equal to the purchase price agreed between Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all the rights and obligations as if it were an original party with a Commitment as set forth in such instrument of assumption, and Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (b), Lender and the relevant Borrower or

Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the relevant Borrower or Borrowers certification as to exemption from deduction or withholding of any United States federal income taxes.

     Section 9.06. Severability. The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

     Section 9.07. Governing Law. THIS AGREEMENT AND EACH ADVANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 9.08. Judicial Proceedings. (a) Lender and each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Lender and each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

       (b) Nothing in this Section shall affect the right of Lender to serve process in any other manner permitted by law or limit the right of Lender to bring proceedings against any Borrower in the courts of any jurisdiction or jurisdictions.

     Section 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                    TYCOM LTD.


                    By:
                       -----------------------------------
                       Name:
                       Title:


                    By:
                       -----------------------------------
                       Name:
                       Title:


                    TYCO INTERNATIONAL LTD.

                    By:
                       -----------------------------------
                       Name:
                       Title:


                    By:
                       -----------------------------------
                       Name:
                       Title:

                                PRICING SCHEDULE


     "Commitment Fee Rate" and "LIBOR Margin" mean, for any day, the rate per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:

    Pricing Level        Level I      Level II   Level III   Level IV
-------------------      -------      --------   ---------   --------
Commitment Fee Rate       0.25%        0.375%      0.50%      0.50%
LIBOR Margin              1.25%         1.50%      2.00%      3.00%


     For purposes of this Schedule, the following terms have the following meanings:

     "Applicable Leverage Ratio" means, at any date, the ratio of (i) Consolidated Finance Liabilities at the last day (the "Measurement Date") of the fiscal quarter most recently ended on or prior to such date with respect to which TyCom has delivered the financial statements required to be delivered by it pursuant to Section 6.01(a) or 6.01(b), as the case may be, to (ii) Consolidated Total Capitalization at the Measurement Date; provided that if TyCom fails to timely deliver the financial statements described in Section 6.01(a) or 6.01(b), as the case may be, then for the period from and including the date such financial statements were required to be delivered but excluding the date on which such financial statements are actually delivered, the Applicable Leverage Ratio shall be deemed to exceed 55.00%.

     "Level I Pricing" applies at any date if (A) such date is prior to the Rating Date and at such date the Applicable Leverage Ratio is less than or equal to 45.00% or (B) such date is on or after the Rating Date and the senior unsecured debt of TyCom is at such date rated not less than BBB-/Baa3 by each Rating Agency that rates the same and (ii) Level I Pricing does not apply.

     "Level II Pricing" applies at any date if (i) (A) such date is prior to the Rating Date and at such date the Applicable Leverage Ratio is less than or equal to 50.00% or (B) such date is on or after the Rating Date and the senior unsecured debt of TyCom is at such date rated not less than BB+/Ba1 by each Rating Agency that rates the same and (ii) Level I Pricing does not apply.

     "Level III Pricing" applies at any date if (i) (A) such date is prior to the Rating Date and at such date the Applicable Leverage Ratio is less than or equal to 55.00% or (B) such date is on or after the Rating Date and the senior unsecured debt of TyCom is at such date rated not less than BB/Ba2 by each Rating Agency that rates the same and (ii) neither Level I Pricing nor Level II Pricing applies.

     "Level IV Pricing" applies on any day if no other Pricing Level applies on such day.

     "Pricing Level" refers to the determination of which of Level I, Level II, Level III or Level IV Pricing applies on any day.

     "Rating Agency" means Moody's or S&P.

     "Rating Date" means the first date on which the senior unsecured debt of TyCom is rated by a Rating Agency.

                                                                       EXHIBIT A



                                     The Note



                                                         New York, New York
                                                                     , 2000



     For value received, [Name of Relevant Borrower], a [jurisdiction of incorporation] corporation (the "Borrower") promises to pay to the order of Tyco International Ltd. (the "Lender") the unpaid principal amount of each Advance made by Lender to Borrower pursuant to the Revolving Credit Agreement referred to below on ______________, 2003. Borrower promises to pay interest on the unpaid principal amount of each such Advance on the dates and at the rate or rates provided for in the Revolving Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Lender.

     All Advances made by Lender and all repayments of the principal thereof shall be recorded by Lender and, if Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Advance then outstanding may be endorsed by Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower hereunder or under the Revolving Credit Agreement.

     This Note is issued pursuant to the Revolving Credit Agreement dated as of _____________, 2000 among TyCom Ltd., the Eligible Subsidiaries referred to therein and Lender (as amended from time to time, the "Revolving Credit

Agreement"). Reference is made to the Revolving Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

        This Note shall be governed by and construed in accordance with the laws of the State of New York.


                                     [NAME OF RELEVANT BORROWER]


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

____________________________________________________________________________
               Amount         Amount of       Unpaid
                of            Principal       Principal           Notation
Date           Loan           Repaid          Amount              Made By

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

___________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

EXHIBIT B



                   Form of Opinion of Chief Corporate Counsel
                                    of TyCom


                              ___________, 2000


To Tyco International Ltd.
The Zurich Centre
Second Floor
Suite 201
90 Pitts Bay Road
Pembroke HM 08, Bermuda

Ladies and Gentlemen:


     I am the Vice President and General Counsel of TyCom Ltd., a Bermuda company ("TyCom"). I am rendering this opinion in connection with that certain Revolving Credit Agreement (the "Credit Agreement"), dated as of ____, 2000, among TyCom, the Eligible Subsidiaries referred to therein and Tyco International Ltd. (the "Lender"). This opinion is being delivered to you pursuant to Section 3.01(c) of the Credit Agreement. Each term defined in the Credit Agreement and used herein, but not otherwise defined herein, has the meaning ascribed thereto in the Credit Agreement.

     In connection with the opinion set forth herein, I have caused attorneys employed under my supervision to review the Credit Agreement and the Note of TyCom (collectively, the "Financing Documents"), and have caused attorneys employed under my supervision to examine originals or copies, certified or otherwise identified to my satisfaction, of such documents, records, certificates and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

     In connection with such examination, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted for review as originals, the conformity to the originals of all copies submitted for review as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, I have relied, without independent investigation or verification, upon statements, representations and certificates of officers and other representatives of TyCom and certificates of public officials. In addition, I have assumed that (i) the Credit Agreement has been validly authorized, executed and delivered by Lender, (ii) Lender has been duly organized and is a corporation or other entity validly existing and in good standing under the laws of its jurisdiction of organization, with the full corporate or other organizational power to execute and deliver the Credit Agreement and to perform its obligations thereunder, (iii) the Credit Agreement constitutes the legal, valid and binding obligations of Lender and is enforceable against Lender in accordance with its terms, (iv) the execution and delivery of the Credit Agreement by Lender and the performance by Lender of its obligations thereunder do not violate Lender's articles or certificate of incorporation or by-laws, or other organizational documents, and (v) the execution, delivery and performance by Lender and the performance by Lender of its obligations thereunder do not violate any agreement, judgment, injunction, decree, order of any governmental authority, other instrument, law or regulation applicable to Lender.

     Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, it is my opinion that:

     1. The execution, delivery and performance by TyCom of the Financing Documents (a) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of TyCom; and
(b) do not contravene, or constitute a default by TyCom under, any provision of
(i) applicable law or regulation, or (ii) any agreement or instrument evidencing or governing debt of TyCom, or any other agreement, judgment, injunction, order, decree or other instrument binding upon TyCom.

     2. The Credit Agreement constitutes a valid and binding agreement of TyCom and the Note constitutes a valid and binding obligation of TyCom.

     3.   The performance by TyCom of its obligations under the Credit Agreement
(a) requires no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of TyCom; and (b) does not contravene, or constitute a default by TyCom under, any provision of (i) applicable law or regulation or (ii) any agreement or instrument evidencing or governing debt of TyCom, or (iii) any other agreement, judgment, injunction, order, decree or other instrument binding upon TyCom.

     4. There is no action, suit or proceeding pending against, or, to the best of my knowledge, threatened against or affecting, TyCom before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

     5. Each of TyCom's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so incorporated, existing or in good standing could not, based upon the facts and circumstances existing on the date hereof, reasonably be expected to have a Material Adverse Effect, and has all corporate powers and all Consents required to carry on its business as now conducted other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect.

     The opinion set forth herein is subject to the following qualifications and limitations:

     (a) The enforceability of the Financing Documents may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

     (b) The enforceability of the Financing Documents is or will be subject to the application of and may be limited by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial, or might decline to order TyCom or any of the other parties to the Financing Documents to perform covenants. Such principles as applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, I express no opinion as to the validity or enforceability of (i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers, severability, set-off, or delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Financing Documents.

     (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     I call your attention to the fact that I am admitted to practice law only in the Commonwealth of Massachusetts and, in rendering the foregoing opinion, I do not express any opinion as to any laws other than the laws of the Commonwealth of Massachusetts and the Federal laws of the United States of America. Insofar as the foregoing opinion involves matters governed by (i) the law of the State of New York, I have assumed such laws are in all relevant aspects the same as the law of Massachusetts and (ii) the law of Bermuda, I have relied, without independent investigation or verification, upon the opinions of Appleby Spurling & Kempe, special Bermuda counsel for TyCom.

     The opinion expressed herein is based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

     This opinion is being delivered to you solely for your benefit in connection with the Financing Documents, and neither this opinion nor any part hereof may be delivered to, or used, referred to or relied upon, by any other person or for any other purpose without my express prior written consent, except that any person who is a permitted successor or assign of Lender in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                                        Very truly yours,

                                                                       EXHIBIT C

                       Form of Opinion of Special Counsel
                                   for TyCom




To Tyco International Ltd.
The Zurich Centre
Second Floor
Suite 201
90 Pitts Bay Road
Pembroke HM 08, Bermuda

Dear Sirs,

     Re: TyCom Ltd.
         ----------

     We have been instructed by TyCom Ltd., a Bermuda exempted company ("TyCom"), to address this opinion to you in connection with the Revolving Credit Agreement dated as of __________, 2000 (the "Credit Agreement") among TyCom, the Eligible Subsidiaries referred to therein and Tyco International Ltd., a Bermuda company (the "Lender") and the Note (collectively, the "Financing Documents").

     For the purposes of this opinion, we have been supplied with and have examined, and relied upon the documents listed, and in some cases defined, in the schedule to this opinion (the "Documents"). Unless otherwise defined therein, terms defined in the Credit Agreement have the same meanings when used in this opinion.

     Assumptions
     -----------

     In giving this opinion, we have assumed:

          (i) that no authorization or approval by, or filing with, any governmental or regulatory authority, other than such authorizations, approvals and filings Lender has obtained or made, is necessary for Lender to duly execute and deliver, or to duly perform all of its obligations under the Financing Documents, or for the validity and enforceability of the Financing Documents;

        (ii) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

        (iii) the genuineness of all signatures on the Documents;

        (iv) the authority, capacity and power of each of the persons signing the Documents (other than TyCom in respect of the Financing Documents);

        (v) that any factual statements made in any of the Documents are true, accurate and complete;

        (vi) that the Financing Documents constitute the legal, valid and binding obligations of each of the parties thereto, other than TyCom, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

        (vii) that the Financing Documents have been validly authorised, executed and delivered by each of the parties thereto, other than TyCom, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which TyCom purportedly delivered the Financing Documents has actually received and accepted delivery of such Financing Documents;

        (viii) that the Financing Documents will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed;

        (ix) that the Financing Documents are in the proper legal form to be admissible in evidence and enforced in the courts of the State of New York and in accordance with the laws of the State of New York;

        (x) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Financing Documents or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Financing Documents is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

        (xi) that the records which were the subject of the Company Search referred to in paragraph 4 of the Schedule to this opinion were complete and accurate at the time of such Company Search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

        (xii) that the records which were the subject of the Litigation Search referred to in paragraph 5 of the Schedule to this opinion were complete and accurate at the time of such Litigation Search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

        (xiii) that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part and accurately record the resolutions passed by the Board of Directors of TyCom at a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout;

        (xiv) that the Lender has no express or constructive knowledge of any circumstance whereby any Director of TyCom, when the Board of Directors of TyCom passed the Resolutions, failed to discharge his fiduciary duty owed to TyCom and to act honestly and in good faith with a view to the best interests of TyCom; and

        (xv) that TyCom has entered into its obligations under the Financing Documents in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Financing Documents would benefit TyCom.

     Opinion
     -------

     Based upon and subject to the foregoing, and subject to the reservations set out below to matters not disclosed to us and matters of fact which would affect the conclusion set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

       (1) TyCom is an exempted company duly incorporated, duly organised and validly existing under the laws of Bermuda. TyCom possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

       (2) TyCom has the corporate power and authority to enter into and perform the Credit Agreement and has taken all corporate action required on its part to authorise the execution, delivery and performance of the Credit Agreement.

       (3) The execution, delivery and performance of the Credit Agreement by TyCom (i) does not and will not violate the Certificate of Incorporation, Memorandum of Association or Bye-laws of TyCom; or (ii) conflict with The Companies Act 1981 or any other law or governmental rule or regulation published by the Bermuda Government which is applicable to TyCom.

       (4) The financial obligations of TyCom as set out in the Credit Agreement constitute, legal, valid and binding obligations of TyCom.

       (5) TyCom having been designated as "non-resident" for the purposes of the Exchange Control Act 1972, it is not necessary for the consent of any authority or agency in Bermuda to be obtained to enable TyCom to enter into and perform its obligations set out in the Credit Agreement.

       (6) The obligations of TyCom under the Credit Agreement will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of TyCom other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

       (7) Based solely upon the Searches referred to in paragraphs 4 and 5 of the Schedule to this opinion (which are not conclusive), no litigation, arbitration or administrative proceedings of or before any court, arbitrator or governmental authority of or in Bermuda is pending with respect to TyCom in connection with the Credit Agreement or the transactions contemplated thereby.

       (8) TyCom will be permitted to make all payments under the Credit Agreement free of any deduction or withholding therefrom in Bermuda and such payments will not be subject to any tax imposed by the Government of Bermuda or any taxing authority thereof or therein.

       (9) The entry into, performance and enforcement of the Credit Agreement will not give rise to any registration fee or to any stamp, excise or other similar tax imposed by the Government of Bermuda or any taxing authority thereof or therein. Court fees will be payable in connection with proceedings for enforcement.

       (10) Subject to paragraph (12) and reservation (g) below, it is not necessary or advisable under the laws of Bermuda in order to ensure the validity, effectiveness or enforceability or admissibility in evidence of the Credit Agreement that the Credit Agreement be filed, registered or recorded with any Court, public office or other Bermuda regulatory authority.

       (11) The choice of the laws of the State of New York as the proper law to govern the Credit Agreement is a valid and binding choice of law under Bermuda law and will be recognised and applied by the courts of Bermuda in proceedings brought before them in relation to the Financing Documents, provided that the point is specifically pleaded and that such choice of law is a valid and binding choice of law under the laws of the State of New York.

       (12) A final and conclusive judgment obtained in the Courts of the State of New York or Federal Courts of the United States of America (the "Foreign Court") against TyCom based upon the Credit Agreement under which a sum of money is payable (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or in respect of Multiple Damages as defined in the Protection of Trading Interests Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda, under the common law doctrine of obligation by an action on the debt evidenced by the Foreign Court's judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the Foreign Court's judgment are known but, on general principles, we would expect such an application to be successful provided that:

          (A) the Foreign Court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda;

          (B)  the judgment has not been obtained by fraud;

          (C) the judgment is not and its enforcement would not be contrary to public policy of Bermuda;

          (D) the judgment has not been obtained in proceedings contrary to natural justice and is not based on an error in Bermuda law; and

                (E) the correct procedures under the laws of Bermuda are duly complied with.

     Neither TyCom nor any of its property or assets (or any portion thereof) enjoys, under the laws of Bermuda, immunity on the grounds of sovereignty from suit, execution, attachment or other legal process in any proceedings in Bermuda in connection with the Credit Agreement.

     Reservations:
     -------------

          Our reservations are as follows:

     (a) We are admitted to practise law in the Islands of Bermuda and we express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

     (b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdiction.

     (c) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

     (d) We express no opinion as to the availability of equitable remedies, such as specific performance or injunctive relief, or as to matters which are within the discretion of the courts of Bermuda. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive any provision of law (whether substantive or procedural) or any right or remedy arising through circumstances not known at the time of entering into the Financing Documents.

     (e) We express no opinion as to the validity or the binding effect of any obligations of TyCom in the Financing Documents which provide for the payment by TyCom of a higher rate of interest on overdue amounts than on amounts which are current or that liquidated damages are or may be payable. A Bermuda court, even if it were applying the laws of the State of New York might not give effect to such provision as being contrary to public policy if it could be established that the amount expressed as being payable was such that the provision was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the Court will determine and award what it considers to be reasonable damages. Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest if any payable on the amount of a judgment after the date of judgment. If the court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

     (f) Enforcement of the obligations of TyCom under the Credit Agreement may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights and may also be the subject of the statutory limitation of the time within which such proceedings may be brought.

     (g) To the extent that the Financing Documents or the transactions contemplated thereunder, create or give rise to the creation of any charge over any assets of TyCom, such charge will be registerable under Part V of The Companies Act 1981 (the "Act"). The fee payable for registration of a charge is $446.00. Registration is not compulsory and there is no time limit within which it must be effected. Any charge which is registerable, and which is registered, under Section 55 of The Companies Act will have priority based on the date that it is registered and not on the date of its creation (to the extent that priority of competing charges are to be determined by reference to Bermuda law) and will have such priority over any unregistered charge. Accordingly, it is advisable to register any such charge.

     (h) Any provision in the Financing Documents that certain calculations and/or certificates will be conclusive and binding will not be effective if such calculations are fraudulent or erroneous on their face and will not necessarily prevent enquiry into the merits of any claim by an aggrieved party.

     (i) Where a party is vested with a discretion or may determine a matter in its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

     (j) Searches of the Register of Companies at the office of the Registrar of Companies and in the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

                (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet presented or has been presented but does not appear in the causes Book at the date and time the Search is concluded;

                (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

                (iii) details of matters which have been lodged for registration but have not actually been registered or to the extent they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

                (iv) details of matters which should have been lodged for registration but have not been lodged for registration at the date and time the search is concluded; or

     (v) whether a receiver or manager has been appointed privately out of the Supreme Court pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Act.

       (k) A Bermuda Court may refuse to give effect to any provisions of the Financing Documents in respect of costs of unsuccessful litigation brought before the Court or where that Court has itself made an order for costs.

     Additional Reservations
     -----------------------

     (a) We express no opinion as to the validity or binding effect of any provision of the Financing Documents which provides for the severance of illegal, invalid or unenforceable provisions.

     (b) A Bermuda court may refuse to give effect to any provision of the Financing Document in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

     (c) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the time and at date of such search.

     (d) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the time and date of such search.

     (e) In paragraph (1) above, the term "good standing" means that TyCom has received a Certificate of Compliance from the Registrar of Companies.

     This opinion is governed by and is to be construed in accordance with the provisions of Bermuda law and is given on the basis of the current law and practice in Bermuda and will not give rise to action in any other jurisdiction. It is issued solely for your benefit for the purpose of the transactions described in the Credit Agreement and it is not to be relied upon by any other person (other than permitted assigns and transferees under the Credit Agreement), or for any other purpose, without our written prior consent. Mr. Byron Kalogerou, Vice President and General Counsel of TyCom, may rely on our opinion as to matters of Bermuda law for the purpose of issuing his opinion of even date herewith.


                                            Yours faithfully,

                                    SCHEDULE
                                    --------



1.   Faxed copy of the executed Revolving Credit Agreement date [
     ] 2000 among TyCom Ltd., the Eligible Subsidiaries referred to therein and Tyco International Ltd. (the "Credit Agreement").

2.   Faxed copy of the executed Note dated [                          ] 2000
     among    [                     ] (the "Note").

3.   Certified copy of the Minutes of the Meeting of the Board of Directors of
     TyCom held on [                          ] 2000 (the "Resolutions").

4. The entries and filings shown in respect of TyCom on the file of TyCom maintained in the Register of Companies at the office of the Registrar of
     Companies in Hamilton, Bermuda, as revealed by a search on [       ] 2000
     (the "Company Search")

5. The entries and filings shown in respect of TyCom in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton,
     Bermuda, as revealed by a search on [                         ] 2000 (the
     "Litigation Search" and together with the Company Search, the "Searches").

6. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws adopted 8 March 2000 by TyCom (collectively referred to as the "Constitutional Documents')

7.   A Certificate of Compliance, dated [                          ] 2000 issued
     by the Ministry of Finance in respect of TyCom.

8. A certified copy of the Register of Directors and Officers in respect of TyCom.

9.   Certificate of Incumbency in respect of TyCom dated [
     ] 2000.

                                                                       EXHIBIT D

                        Form of Election to Participate

                                                          ___________, 20

Tyco International Ltd.
The Zurich Centre
Second Floor
Suite 201
90 Pitts Bay Road
Pembroke HM 08, Bermuda

Dear Sirs:

     Reference is made to that certain Revolving Credit Agreement dated as of _____, 2000, between TyCom Ltd., a Bermuda company and Tyco International Ltd., a Bermuda company (the "Credit Agreement"). Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

     The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 5 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 9.08 thereof, as if the undersigned were a signatory party thereto.

     [Tax disclosure pursuant to Section 5.04.]

     The address to which all notices to the undersigned under the Credit Agreement should be directed is:

     [Address]

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                        Very truly yours,

                        [NAME OF ELIGIBLE SUBSIDIARY]



                        By:
                           ----------------------------------
                           Name:
                           Title:

The undersigned confirms that [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.

                        TYCOM LTD.



                        By:
                           ----------------------------------
                           Name:
                           Title:

Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.

                        TYCO INTERNATIONAL LTD.



                        By:
                           ----------------------------------
                           Name:
                           Title:

                                                                       EXHIBIT E


                         Form of Election to Terminate

                                 ___________, 20

Tyco International Ltd.
The Zurich Centre
Second Floor
Suite 201
90 Pitts Bay Road
Pembroke HM 08, Bermuda

Dear Sirs:

     Reference is made to that certain Revolving Credit Agreement dated as of _____, 2000, between TyCom Ltd., a Bermuda company and Tyco International Ltd, a Bermuda company (the "Credit Agreement"). Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

     The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal and interest on all Advances made to the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or before the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned heretofore incurred under the Credit Agreement or any Note.

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                        Very truly yours,

                        [NAME OF ELIGIBLE SUBSIDIARY]

                        By:
                           ----------------------------------
                           Name:
                           Title:

The undersigned confirms that the status of [Name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.

                       NAME OF COMPANY



                        By:
                           ----------------------------------
                           Name:
                           Title:

Receipt of the above Election to Terminate is acknowledged on and as of the date set forth above.

                        TYCO INTERNATIONAL LTD.



                        By:
                           ----------------------------------
                           Name:
                           Title:

                                                                       EXHIBIT F


             Form of Opinion of Counsel for an Eligible Subsidiary

         [Dated as provided in Section 2.04 of the Credit Agreement]

To Tyco International Ltd.
The Zurich Centre
Second Floor
Suite 201
90 Pitts Bay Road
Pembroke HM 08, Bermuda

Dear Sirs:

     I am counsel to [name of Eligible Subsidiary, jurisdiction of incorporation] (the "Borrower") and give this opinion pursuant to Section 2.04 of the Credit Agreement (the "Credit Agreement") dated as of [DATE OF THIS AGREEMENT] among TyCom Ltd., the Eligible Subsidiaries referred to therein, and Tyco International Ltd. ("Lender"). Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

       Upon the basis of the foregoing, I am of the opinion that:

       (a). The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation], and is a Consolidated Subsidiary of TyCom.

       (b). The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or TyCom or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of TyCom or any of its Subsidiaries.

       (c). The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

       (d). Except as disclosed in the Borrower's Election to Participate, there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or its Notes.

                                         Very truly yours,

                                                                       EXHIBIT G



                   Form of Assignment and Assumption Agreement



     AGREEMENT dated as of ________, ____ between Tyco International Ltd. (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee").

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of _______, 2000 (as amended from time to time, the "Credit Agreement") among TyCom Ltd., Eligible Subsidiaries referred to therein and the Assignor;

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Advances to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $750,000,000;

     WHEREAS, Advances made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding Advances, and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the Credit Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     Section 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

     Section 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount and a corresponding portion of each of its outstanding Advances, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount. Upon the execution and delivery hereof by the Assignor and the Assignee and the payment of the amounts specified in Section 3 required to be paid on the date hereof, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of Lender under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Advances and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Amount, and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them./*/ Commitment fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.


     Section 4. Note. Pursuant to Section 9.05(b) of the Credit Agreement, each Borrower has agreed to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

     Section 5. No Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of any Borrower, or the validity and enforceability of any Borrower's obligations under the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.


---------------
   * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any up front fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                        TYCO INTERNATIONAL LTD.


                        By:
                           ---------------------------
                           Name:
                           Title:

                        [NAME OF ASSIGNEE]


                        By:
                           ---------------------------
                           Name:
                           Title: